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                                                                     EXHIBIT 5.1



                                 June 15, 2001



Ladies and Gentlemen:

   I am the General Counsel of DaVita Inc., a Delaware corporation (the "Company") and the holder of stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Company's outstanding Common Stock. I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 2,750,000 shares of the Common Stock, $0.001 par value per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1999 Equity Compensation Plan, as amended (the "Plan").
This opinion is delivered in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act to register the Shares.

   In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

   Based upon the foregoing and such other examination of law and fact as I have deemed necessary, and in reliance thereon, I am of the opinion that the Shares, when offered, sold and paid for pursuant to the exercise of options granted under the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                            Very truly yours,

                            /s/ Steven J. Udicious

                            Steven J. Udicious
                            General Council